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                                                                  Exhibit (c)(2)


                           TRANSLATION FROM HEBREW

                                                                 January 7, 1999

Discount Investment Corporation
14 Beth Ha'Shoeva Lane
Tel Aviv


Dear Sirs,


Re:  ASSIGNMENT OF RIGHTS AND OBLIGATIONS


In accordance with and subject to section 4 of the Private Placement Agreement dated October 15, 1998, between IDB Development Corporation Ltd. ("IDBD") and Discount Investment Corporation Ltd. ("DIC"), IDBD hereby assigns to DIC, without additional consideration, the rights and obligations referred to in the abovementioned section 4, including its rights and obligations in connection with the merger offer submitted by IDBD to PEC Israel Economic Corporation ("PEC") and in connection with the Merger Agreement ("Merger Agreement") dated December 15, 1998, between IDBD, PEC and PEC Acquisition Corporation (the "Subsidiary").

For the removal of doubt, and in accordance with section 7.05 of the Merger Agreement (but subject to sections 4 and 16 of the Private Placement Agreement), it is hereby clarified that from the date of signing this assignment letter no obligations will apply to IDBD in connection with the Merger Agreement, and IDBD will not have any rights in connection with the Merger Agreement.

IDBD will transfer without consideration on the date of signing this assignment letter all of its shares of the Subsidiary. In connection therewith IDBD declares that all the representations and undertakings in section 3.07 of the Merger Agreement relating to the Subsidiary are correct as of the date of this assignment and share transfer letter.

                                   ---------------------------------------------
                                         IDB Development Corporation Ltd.

                                                     (signed)

                                   By:
                                   Arthur Kaplan, Corporate Secretary
                                   Rina Cohen, Controller

DIC hereby accepts the assignment of the rights and obligations being the subject matter of this letter.


                                   ---------------------------------------------
                                        Discount Investment Corporation Ltd.

                                                     (signed)

                                   By: